Spindle Inc. Issues Letter to Shareholders

SCOTTSDALE, AZ--(Marketwired - May 17, 2016) - Spindle, Inc., (OTCQB: SPDL) ("Spindle" or “Company”), a leading provider of Unified Commerce solutions, today released the following letter to its shareholders:

Dear Fellow Shareholder,

On the heels of having filed our first quarter 2016 financial statements, I wanted to take the opportunity to inform you of numerous important developments related to both our financial performance and operating activities.  Specifically, with respect to our financial performance during the first quarter of 2016:

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Revenue increased 30% in the first quarter of 2016 compared to the first quarter of 2015, and more indicative of our recent performance, revenues increased 128% sequentially over the fourth quarter of 2015;

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Gross profit was up 73% in the first quarter of 2016 compared to the first quarter of 2015; Gross profits were up 635% for the first quarter of 2016 compared to fourth quarter of 2015;

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Total expenses were down 16% in the first quarter of 2016 compared to the first quarter of 2015 and net cash used in operating activities declined from $258,194 in the first quarter of 2015 to $66,651 in the first quarter of 2016.

As filed in our 2016 first quarter financial report, we generated revenue of approximately $215K. Because our business model is a highly scalable recurring annuity-like model, I believe these results are a leading indicator of future growth potential and the growth in quarterly revenues, coupled with our lean operating structure, should yield considerable financial leverage in our business. Further, we generated approximately $122k in revenue during the month of April, an almost four-fold increase in revenue compared to the revenue in January. We believe revenue will continue to scale higher going forward over the balance of the year. We currently have a robust pipeline of opportunity, including many merchants currently being boarded and numerous additional sales opportunities in varying stages of discussion.

While we are rapidly approaching a cash flow positive position as predicted, we continue to be highly strategic in our cash management. Clearly we are mindful of the fine line that must be managed between prudent cash management and fueling growth. As we speak, I believe we’ve found a good balance that allows us to achieve both. In light of the considerable investments made in the Company by board members Dr. Jack Scott, Tony VanBrackle and myself, we are extremely cognizant of the implications of further dilution. We believe our current cash balance, when combined with our growth trajectory, limits a need for meaningful additional capital.

We believe our long list of recent achievements and milestones, not limited to our expanded go to market strategy, the acquisition of Catalyst Business Development, Inc., our new agreements with C&H for gateway services acting as an ISO under their program, and a registered MSP under Citizens Bank, have set the stage for a transformational 2016. To further ensure we maintain current momentum, we have added world class talent to our team, capitalized the Company through insider investments, and terminated a partnership that was not aligned with our more refined market strategy that not only did not require any payments by the Company, but returned 6,500,000 million shares to the Company’s treasury, meaningfully reducing our issued and outstanding shares.

All in all, we believe Spindle is in the midst of a long awaited revenue inflection point.

As you know, Spindle originally started as a company that was focused on becoming a mobile payment processor with a mobile marketing component. The mobile payments space was nascent when we began; there was no defined path to prosperity and the market was highly fluid. Our sights were set on what the market calls a “micro-merchant”. These are merchants that process less than $100,000 in annual Visa sales volume, typically consisting of vocational users of the service. Several years back this market was estimated to be around 18 million merchants (according to Mercator 2011).

In 2014, we began to realize this market was not capable of facilitating our desired growth, so we released a Point of Sale (“POS”) platform targeted at the small business owner. We continued to offer our aggregation service to support the new POS. Despite our best efforts, we found that as an aggregator we were ultimately limited in our ability to process the higher sales volumes that small merchants require.

Therefore, rather than diluting existing shareholders, we made a strategic decision to monetize the Parallel Solutions portfolio which we acquired in 2012. While it was generating the majority of our revenue, the cash flow was decreasing each month due to attrition. It simply did not generate sufficient free cash flow to accelerate our growth. We did recognize a gain on the sale of these assets given market conditions in the summer of 2015 were better than 2012 when they were acquired. Importantly, the assets successful monetization enabled us to capitalize the company in a shareholder friendly manner for the remainder of 2015 and into 2016, ultimately setting the stage for today.

The acquisition of Catalyst Business Development Inc., a Scottsdale, Arizona-based provider of payment gateway services, sales and software solutions in September of 2015 marked a turning point for our go to market approach. With the acquisition came a seasoned sales executive Antone Biondo, who quickly became an instrumental figure in our executive team. Antone has begun to grow his direct sales team and will continue to personally pursue new business opportunities through his network.

Within just weeks of closing the acquisition of Catalyst assets, we announced processing agreements with both C&H Financial Services (“C&H”). C&H is an international financial services firm that specializes in merchant services and data processing, has signed an agreement to begin using the Catalyst Gateway service. C&H's first project involves moving 1200 retail merchants to the gateway to support EMV processing which continues as an active project.

In addition to C&H, we entered into a processing agreement with Pay Cell Systems, Inc., a leader in providing ecommerce solutions for cellular stores, political campaigns, non-profit organizations, salons, and retailers. With us, they are now leveraging the capabilities of our payment aggregation platform and processing under our ISO relationship with C&H. The first implementation involved the CellPay solution which supplies technology and payment processing to 300 cellular retail stores. As of this letter, that boarding process is nearly complete and is one of the many projects that have contributed to our revenue growth this quarter.

Spindle is now a fully functioning Independent Sales Organization. We have re-signed several former aggregation reseller channels as Sub-ISOs, enabling them to board merchants that generate positive cash flow for Spindle and our reseller partner. We are a registered ISO/MSP with Citizens Bank. You will find our registration listed under Spindle Inc. on both the Visa and MasterCard site.

Spindle, with the expert guidance from highly respected industry veteran Tony VanBrackle, former Board member, large shareholder, and now very active consultant to the Company, is in the process of opening a call center to generate merchant sales. The lease is in final stages and a top industry executive has already been hired to manage it. We expect it to be operational by the end of July.

We could not be more pleased and excited to have Tony taking such a hands on role in the evolution of Spindle. His ability to amass a world class team of highly experienced and accomplished industry veterans is unrivaled. He and his team have a documented track record of success doing exactly what they are now doing on behalf of Spindle. Of course many will recall his company Solveras Payments being acquired by TransFirst, LLC in August of 2011.

Spindle’s services are differentiated by our ability to offer fully integrated solutions. The Yowza!!™ branded Point-of-sale (“POS”) platform supplies business with a full commerce solution which provides critical business functions, online ordering, inventory management and menu management, on-line ordering, mobile payment acceptance, and EMV compliance. When coupled with our payment processing capabilities and other Yowza!! marketing services, a business has a single source supplier that can positively impact the growth and sustainability of their business. We believe this combination of services is unique in the market, providing us with competitive advantages that have the potential to generate strong growth and profitability by enabling us to win business through our direct and indirect sales channels.

Our platform and foundation are built on cloud technology which enable us to deliver Payment-as-a-Service and Software-as-a-Service models for our merchant customers. To that end, we recognized that despite our leading technology, it takes world class talent to compete and establish the partnerships necessary to grow our business. The past strategy of relying on sales channels had not enabled us to control our growth. We now have direct sales staff led by Antone Biondo, a call center, being assembled by Tony VanBrackle, and revenue and cash flow to reinvest in our expansion.

Years ago we embarked on a path not yet paved and not a straight path. However, today Spindle is not only traveling on a clearly paved path, but it is simultaneously being guided on that path by those having already successfully traveled it before. Never has the road ahead for Spindle been clearer.

On behalf of our entire organization, thank you for your continued support. More so than ever, I'm confident that our continuing collective efforts have the potential to create significant shareholder value.

Best regards,

Bill Clark, Chairman and CEO

About Spindle

Spindle is an innovator of unified commerce solutions for consumer-facing merchants of all sizes. It is focused on pioneering new ways for businesses to rapidly integrate mission critical business services, payment acceptance, and mobile marketing services-while empowering location-based merchant discovery, fulfillment and frictionless consumer engagement. Spindle is dedicated to offering cutting-edge solutions that surpass traditional boundaries and allow clients, partners, merchants and consumers to take full advantage of the rapidly emerging mobile economy. Spindle's extensive proprietary intellectual property portfolio-which includes patents pending-encompasses networks, mobile payments, and security. For more information, visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peyton Jackson

Executive Vice President

Spindle, Inc.

202-517-8707

pjackson@spindle.com